    As filed with the Securities and Exchange Commission on August 18, 2000.
                                                      Registration No.__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                   ----------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                TROY GROUP, INC.

             (Exact name of registrant as specified in its charter)

              DELAWARE                                33-0807798
  (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                 Identification No.)

                           2331 SOUTH PULLMAN STREET
                          SANTA ANA, CALIFORNIA 92705
                                (949) 250-3280
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                PATRICK J. DIRK
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                TROY GROUP, INC.
                           2331 SOUTH PULLMAN STREET
                          SANTA ANA, CALIFORNIA 92705
           (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                                With copies to:
                                Michael J. Kolar
                        Oppenheimer Wolff & Donnelly LLP
                         45 South 7th Street, Suite 3300
                              Minneapolis, MN 55402

                                 ---------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                                 ---------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE


======================================== ================ =================== ====================== ==================

                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
        TITLE OF EACH CLASS OF            AMOUNT TO BE      OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION FEE
      SECURITIES TO BE REGISTERED        REGISTERED (1)     PER SHARE (2)           PRICE (2)               (2)
---------------------------------------- ---------------- ------------------- ---------------------- ------------------
Common Stock, par value $0.01 per share.  50,000 shares         $8.72              $435,937.50            $115.09
======================================== ================ =================== ====================== ==================

(1) In addition, pursuant to rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares as may be issued in respect of stock splits, stock dividends and similar transactions.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act on the basis of the average of the high and low reported sales prices of the Registrant's Common Stock on August 16, 2000 on the Nasdaq National Market.

                                 ---------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


================================================================================

         THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL A REGISTRATION STATEMENT COVERING THE SECURITIES AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED AUGUST 18, 2000

PRELIMINARY PROSPECTUS





                                  50,000 SHARES


                                     [LOGO]


                                  COMMON STOCK

                             -----------------------

         This prospectus relates to the proposed sale of 50,000 shares of our common stock by one of our stockholders. This stockholder received their shares in connection with their exercise of warrants issued to them for services that they provided.

         The prices at which the selling stockholder may sell their shares will be determined by the prevailing market price for our common stock or in negotiated transactions. We will not receive any proceeds from their sale of such shares.

         Our common stock is listed on the Nasdaq National Market and trades under the symbol "TROY." On __________, 2000, the closing price of a share of our common stock on the Nasdaq National Market was $_____.

                             -----------------------

                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                             -----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                THE DATE OF THIS PROSPECTUS IS __________, 2000.


                                TABLE OF CONTENTS
                                                                                                   Page No.
                                                                                                   --------
Where You Can Find More Information ....................................................................2
Forward Looking Statements..............................................................................3
About Troy Group........................................................................................3
Risk Factors............................................................................................4
Plan of Distribution....................................................................................10
Selling Stockholder.....................................................................................12
Legal Matters...........................................................................................13
Experts.................................................................................................13

                         ------------------------------

         You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of common stock means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy shares of our common stock in any circumstances under which the offer or solicitation is unlawful.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" into this prospectus the information contained in the documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will update and supersede this information. We are incorporating the following documents by reference:

         (a) our Annual Report on Form 10-K for the year ended November 30, 1999, as amended,

         (b) our Quarterly Reports on Form 10-Q for the quarters ended February 29, 2000 and May 31, 2000, and

         (c) the description of our common stock contained in our registration statement on Form 8-A, including any subsequent amendments or reports filed for the purpose of updating such description.

         We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the distribution is completed. Our SEC file number is 000-24413.

         You may request a copy of these filings, at no cost, by writing to Del
L. Conrad, our Chief Financial Officer, at 2331 South Pullman Street, Santa Ana, California 92705 or by telephone at (949) 250-3280.

                           FORWARD LOOKING STATEMENTS

         This prospectus contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "expect," "anticipate," "plan," "may," "estimate" or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from any future results, performance or achievements expressed in or implied by forward looking statements. Factors that may impact forward looking statements include, among other things:

     - the continued growth in acceptance of our eCheck Secure-TM- product by e-merchants and e-consumers;

     - our ability to integrate and offer ACH solutions with our eCheck Secure-TM- software;

     - the timely and successful development and integration of the Bluetooth standard with the JetSend protocol;

     - market acceptance of products incorporating wireless printing technologies;

     - our ability to continue to develop and market other e-commerce payment, networked payment and wireless and other connectivity technologies;

     - our ability to refocus our management and resources on the emerging eCheck Secure-TM- and wireless printing technologies;

     - the ability to hire and retain qualified management, technology and other personnel;

     - the impact of competition from existing and new technologies and companies;

     - the ability to identify and assimilate acquired companies and technologies,

     -   the continued demand for printed financial documents; and

     - the other factors discussed in the "Risk Factors" section below in this prospectus and from time to time in our filings with the Securities and Exchange Commission.


                                ABOUT TROY GROUP

         With new products in the rapidly growing e-commerce market and a solid base of Fortune 1000 customers in our networked "brick-and mortar" markets, we are a leading worldwide provider of financial payment solutions. Our software, firmware and hardware solutions enable businesses to electronically transmit and output financial payment information across computer networks and the Internet.

         Our financial payment solutions consist of e-commerce payment solutions and networked computer payment solutions. Our e-commerce payment solutions enable Internet merchants to accept payments from their customers' checking accounts as an alternative to credit cards. Our networked computer payment solutions enable standard laser printers to print MICR lines, graphics, barcodes and forms and to perform additional functions such as auditing, status checking and security. Our connectivity products enhance the connectivity of devices that transmit information over computer networks and the Internet.

         Our products serve a wide variety of industries including e-commerce retailers, online brokerages, telecommunications, financial services, insurance, computer hardware, automotive, personnel and others. We distribute our solutions in 55 countries around the world and market our products through a direct sales force and a network of distributors and value-added resellers. More than 5,000 active customers purchase our products and services.

         Our mission is to leverage our expertise as a provider of financial payment solutions to become a leading worldwide provider of e-commerce payment solutions.

         We were originally incorporated in California in 1996 and reincorporated in Delaware in May 1998. We are the result of various mergers and acquisitions involving a company originally founded in 1982. Our principal executive offices are located at 2331 South Pullman Street, Santa Ana, California 92705, and our telephone number at that location is (949) 250-3280.


                                  RISK FACTORS

         An investment in the shares involves a high degree of risk and should be made only by persons who can afford to lose their entire investment. Investors should carefully consider the following risk factors as well as all of the other matters set forth elsewhere in this prospectus.

         OUR FOCUS ON OUR E-COMMERCE PAYMENT SOLUTIONS AND WIRELESS CONNECTIVITY OPPORTUNITIES WILL IMPACT OUR FINANCIAL RESULTS IN THE NEAR TERM.

         In early May 2000, we announced details of our strategy to capitalize on our e-commerce payment solutions and wireless connectivity opportunities, currently represented by our eCheck Secure-TM- solution and Bluetooth connectivity products initiative, and shift focus away from our established financial payment solutions with short-term profit potential. Our decision to focus resources and future investments on these opportunities creates significant changes to our short- and long-term business plans. To pursue these opportunities, we intend to invest in national advertising and other marketing expenditures, substantially increase the size of our sales force, and add technical resources as required. As a result of these expenditures and hiring initiatives, we expect selling, general and administrative and research and development expenses to continue to exceed historical levels. We also expect minimal profitability for fiscal 2000 as we pursue these objectives.

         IN THE LONG TERM, WE MAY NOT BE SUCCESSFUL IN PURSUING OUR E-COMMERCE PAYMENT SOLUTIONS AND WIRELESS CONNECTIVITY OPPORTUNITIES AND OUR BUSINESS COULD SUFFER.

         Our focus on our e-commerce payment solutions and wireless connectivity opportunities will divert attention and resources from our historical business. Because of our new focus, our business, financial condition and prospects must be evaluated in light of many of the risks, expenses and difficulties that face any emerging technology venture. To address these risks, we must, among other things, attract, retain and motivate qualified personnel to support our new focus, and continue to develop our technologies, commercialize products and services and successfully execute our sales and marketing strategy for the e-commerce payment solutions and wireless connectivity markets. In particular, the success of our e-commerce payment solutions and wireless connectivity efforts depend upon our ability to successfully integrate and offer ACH solutions with our eCheck Secure-TM- software and develop and integrate the Bluetooth standard with the JetSend protocol. We cannot assure you that our business objectives and product development and marketing plans for these markets will be successfully or timely achieved. Any failure to timely and successfully achieve our objectives related to our e-commerce payment solutions and wireless connectivity opportunities will materially and adversely affect our business, financial condition and results of operations.

         WE FACE CERTAIN RISKS RELATED TO OUR E-COMMERCE PAYMENT SOLUTIONS, INCLUDING RISKS RELATED TO CONTINUED GROWTH IN MARKET ACCEPTANCE.

         Until recently, we focused mainly on developing and selling financial payment solutions that enabled businesses to distribute and print financial documents. With the development of our eCheck Secure-TM- product and our new focus on our e-commerce payment solutions and wireless connectivity products initiatives, we have begun marketing and selling e-commerce payment solutions that enable e-commerce merchants and online brokerages to accept payments from their customers' checking accounts as an alternative to credit cards. Although our eCheck Secure-TM- product is currently in use by a number of online brokerages, our e-commerce payment solutions compete with well-established payment methods and we cannot assure you that our current solutions or those under development will be widely accepted by the marketplace. If we are not successful in marketing our e-commerce payment solutions our business will be materially and adversely affected.

         In connection with our e-commerce payment solutions, it is also possible that we could be held responsible for claims that payments presented using our products are not authorized by the holder of the account on which they are drawn. If we were found responsible, we could be liable for the amount of the unauthorized payment as well as other indirect or consequential damages, such as overdraft charges or damage to the account holders' credit rating. Any findings of such liability could also significantly impact our ability to market and sell these products and could cause our business to suffer.

         WE FACE RISKS ASSOCIATED WITH OUR STRATEGY OF GROWING THROUGH ACQUISITIONS.

         We intend to acquire technologies, product lines and businesses that will complement our business and enable us to achieve our objective of becoming the leading worldwide provider of e-commerce solutions.
Acquisitions involve risks, including that:

     - we may not be able to identify and assimilate products, technologies or businesses into our ongoing business,

     - an acquired company may take a disproportionate amount of management time and energy, causing our existing business to suffer,

     - we may find it difficult to retain key employees of the acquired businesses,

     - an acquisition may dilute our stockholders' equity if additional equity securities are issued, and

     - we may be required to amortize acquisition expenses and acquired assets over a relatively short period, causing our earnings to be below analysts' expectations.

         WE FACE SIGNIFICANT COMPETITION WHICH MAY IMPACT OUR REVENUES, GROSS MARGINS AND MARKET SHARE.

         Our e-commerce payment solutions compete directly with well established payment methods such as credit cards. Credit card companies, financial institutions and others offering direct debit, wire transfer and ACH services generally have greater current market share and resources than we have. There can be no assurance that we will be able to compete successfully against these other payment methods and their providers, and our failure to do so will adversely affect our business and prospects.

         In addition, we face significant competition in developing and selling our wireless connectivity products and financial payment solutions. Many of our competitors in this market also have substantially greater financial, development, marketing and personnel resources than we have. We cannot assure you that we will be able to compete successfully against our current or future competitors. Increased competition may result in price reductions, lower gross margins and loss of market share. Any of these results could reduce our earnings.

         OUR BUSINESS DEPENDS ON THE CONTINUED DEMAND FOR PRINTED DOCUMENTS, INCLUDING FINANCIAL DOCUMENTS.

         Because we provide solutions that allow enterprises to distribute and print information, our business depends on the continued demand for printed documents. Demand for these solutions could decline if businesses and organizations move toward "paperless" environments and reduce their dependence on printed documents. In addition, our financial payment solutions are dependent on the demand for printed financial documents. Demand for printed financial documents may be reduced as a result of competition from alternate financial document delivery or payment methods, such as electronic banking, electronic commerce, on-line services and other electronic media. We cannot assure you that changes in the business environment or competition from alternate financial document delivery or payment methods will not significantly erode the demand for our products and cause our business to suffer.

         TECHNOLOGY IN OUR INDUSTRY EVOLVES RAPIDLY, AND WE MUST CONTINUE TO ENHANCE EXISTING PRODUCTS AND DEVELOP NEW PRODUCTS OR OUR BUSINESS WILL SUFFER.

         Rapid technological advances, obsolescence and large fluctuations in demand characterize the market for our current products and our products under development. Our existing and development-stage products may easily become obsolete if our competitors introduce newer or better technologies. To be successful, we must continually enhance our existing products and develop and introduce new products. If we fail to adequately anticipate or respond to technological developments or customer requirements, or if we are significantly delayed in developing and introducing products, our business will suffer.

         A LARGE CUSTOMER ACCOUNTS FOR A MATERIAL PORTION OF OUR SALES AND OUR EARNINGS WILL SUFFER IF WE LOSE THIS CUSTOMER.

         For the year ended November 30, 1999 and our most recent six months ended May 31, 2000, Cannon IV, Inc., one of our imaging supplies resellers, accounted for 11.4% and 8.2%, respectively, of our net sales. This reseller also accounted for 17.1% of our net sales for the fiscal year ended November 30, 1998, and 16.6% of our net sales for the fiscal year ended November 30, 1997. We believe that a significant portion of this reseller's sales are to a single customer. We also sell products directly to the reseller's customer. Direct sales to Cannon IV's significant customer were 2.6% and .7%, respectively of our net sales for the year ended November 30, 1999 and our most recent six months ended May 31, 2000, 6.8% of net sales for the fiscal year ended November 30, 1998, and 5.7% of net sales for the fiscal year ended November 30, 1997. We cannot assure you that this reseller will continue to buy products from us, or that we or this reseller will continue to be able to sell our products to its significant customer. There would be a material adverse effect on our business if sales to this reseller or direct or indirect sales to its significant customer decline or cease for any reason.

         WE MAINTAIN STRATEGIC SUPPLY, OEM AND MARKETING ARRANGEMENTS, AND TERMINATION OF THESE RELATIONSHIPS COULD ADVERSELY AFFECT OUR REVENUES AND EARNINGS.

         We maintain and depend on strategic relationships with a number of companies, including ADP, Equifax, Hewlett-Packard, IBM, Standard Register and Wind River. These relationships include supply, OEM, marketing and service arrangements which are important to our business. Certain of these relationships are not covered by written agreements and could be terminated at any time. If our relationship with any of these companies were to end, our revenues and earnings could fall. We cannot assure you that we will be able to maintain our strategic relationships with these companies.

         WE SELL A SIGNIFICANT PORTION OF OUR PRODUCTS INTERNATIONALLY, WHICH EXPOSES US TO CURRENCY FLUCTUATIONS AND OTHER RISKS.

         We sell a significant amount of our products to customers outside the United States. International sales accounted for 13.3% of our net sales in the year ended November 30, 1999 and 11.5% of our net sales for our most recent six months ended May 31, 2000. International sales represented 16.2% of sales in the year ended November 30, 1998 and 13.7% of sales in the year ended November 30, 1997. We expect that shipments to international customers will continue to account for a material portion of our net sales. Sales outside the United States involve the following risks, among others:


     -   foreign governments may impose tariffs, quotas and taxes,

     -   political and economic instability may reduce demand for our products,

     - restrictions on the export or import of technology may reduce or eliminate our ability to sell in certain markets, and

     - potentially limited intellectual property protection may cause us to refrain from selling in certain markets.

         Because we denominate our international sales in U.S. dollars, currency fluctuations could also cause our products to become less affordable or less price competitive than those of foreign manufacturers. We cannot assure you that these factors will not have a material adverse effect on our international sales. Any adverse impact on our international sales would affect our results of operations and would cause our business to suffer.

         OUR QUARTERLY OPERATING RESULTS FLUCTUATE AS A RESULT OF MANY FACTORS.

         Our quarterly operating results fluctuate due to various factors. Some of the factors that influence our quarterly operating results include:

     -   the mix of products and services sold in the quarter,

     -   life cycle stages of the products sold in the quarter,

     -   the availability and cost of components and materials,

     -   costs and benefits of new product and service introductions, and

     -   customer order and shipment timing.

         Because of these factors, our quarterly operating results are difficult to predict and are likely to vary in the future. If our earnings are below financial analysts' expectations in any quarter, our stock price is likely to drop.

         WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OR ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS OR TO PROTECT OURSELVES AGAINST INFRINGEMENT CLAIMS OF OTHERS.

         We cannot be certain that the steps we have taken to protect our intellectual property rights will be adequate or that third parties will not infringe or misappropriate our proprietary rights. Any such infringement or misappropriation could have a material adverse effect on our future financial results. We also cannot be certain that we have not infringed or will not infringe the proprietary rights of others. Any such infringement could cause third parties to bring claims against us, resulting in significant costs, possible damages and substantial uncertainty.

         WE DEPEND ON OUR EXECUTIVE OFFICERS FOR OUR SUCCESS.

         We are significantly dependent upon Patrick J. Dirk, our Chairman and Chief Executive Officer, and our other executive officers. There could be a material adverse effect on our business if we lose the services of Mr. Dirk or any other executive officer. We do not have employment or noncompete agreements with any of our executive officers, other than with Robert S. Messina, our President and Chief Operating Officer.

         COMPLIANCE WITH GOVERNMENT REGULATIONS MAY CAUSE US TO INCUR UNFORESEEN EXPENSES.

         Our MICR printer and imaging supplies manufacturing operations are subject to a number of federal, state and local laws and regulations. These regulations include laws and regulations promulgated by the Environmental Protection Agency and similar state agencies regarding storing, shipping, disposing, discharging and manufacturing hazardous materials and hazardous and non-hazardous waste. Although we believe that our operations materially comply with all current laws and regulations, we cannot assure you that these regulations will not change. We also cannot assure that unforeseen environmental incidents will not occur, or that past contamination or non-compliance with environmental laws will not be discovered on our current or former properties. Any of these events could result in significant expense or require changes in our operations, which could materially and adversely affect our business.

         OUR FORMER STATUS AS AN S CORPORATION COULD EXPOSE US TO LIABILITY.

         From December 1989 to October 30, 1998, Troy and Troy Systems elected S corporation status under the Internal Revenue Code. Although we believe that Troy and Troy Systems met the S corporation requirements under the Code during this period, the IRS has not challenged or made a determination as to our status. If the IRS determines that Troy or Troy Systems did not meet the Code requirements for S corporations, we could be liable for unpaid federal and state income taxes for all or a part of the time that we elected S corporation status, plus interest and possible penalties.

         POSSIBLE ISSUANCES OF PREFERRED STOCK AND ANTI-TAKEOVER PROVISIONS COULD AFFECT THE PRICE OF OUR COMMON STOCK.

         Our Certificate of Incorporation authorizes our board of directors to issue up to 5,000,000 shares of preferred stock. The board can fix the rights, preferences, privileges and restrictions (including voting rights) of shares of preferred stock without stockholder approval. We do not presently intend to issue shares of preferred stock. However, your rights as a holder of common stock will be subject to, and may be adversely affected by, the rights of any future preferred stockholders. Preferred stock issuances may also cause significant dilution in your interests as a stockholder. By issuing preferred stock, we could also make it more difficult for a third party to acquire us.

         Our stockholders do not have the right to cumulate their votes to elect directors. In addition, we are subject to the anti-takeover provisions of
Section 203 of the Delaware General Corporation Law. These provisions, along with Mr. Dirk's significant voting control and the ability of our board of directors to issue shares of preferred stock, could prevent or delay any change in our control. In turn, this could adversely affect common stock market prices.

         TRADING PRICES OF OUR COMMON STOCK MAY BE VOLATILE.

         The stock market from time to time experiences significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common stock. In addition, market prices for shares of our common stock have been, and are likely to continue to be, highly volatile. Some specific factors which may have a significant effect on common stock market prices include:

     -   fluctuations in our operating results,

     - our announcements or our competitors' announcements of technological innovations or new products,

     -   regulatory actions,

     -   developments regarding patents or proprietary rights, and

     - changes in stock market analyst recommendations regarding our common stock, other comparable companies or the technology industry generally.

         WE DO NOT INTEND TO PAY DIVIDENDS.

         We intend to use any future earnings to grow our business and do not intend to pay dividends in the foreseeable future.

                              PLAN OF DISTRIBUTION

         We are registering the resale of 50,000 shares of our common stock on behalf of a selling stockholder. All of the shares were issued by us in connection with the exercise of warrants issued to the selling stockholder for services that they provided. We will not receive any proceeds from this offering.

         The selling stockholder named in the table below or pledgees, donees, transferees or other successors-in-interest selling shares received from the selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus may sell the shares from time to time. All of such persons are a "selling stockholder" as that term is used in this prospectus. The selling stockholder will act independently of Troy in making decisions with respect to the timing, manner and size of each sale.

         Sales by the selling stockholder may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholder may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

     - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

     -   an exchange distribution in accordance with the rules of such exchange,

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

     -   in privately negotiated transactions.

         In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. To the extent required, this prospectus may be amended or supplemented from time to time in the manner discussed below to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in the resales.

         The selling stockholder may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholder also may sell shares short and redeliver the shares to close out such short positions. The selling stockholder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholder also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both.

Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholder may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholder.

         The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholder. Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling stockholder and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares. Such delivery may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act.

         We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

     - the name of the selling stockholder and of the participating broker-dealer(s),

     -   the number of shares involved,

     -   the price at which such shares were sold,

     - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

     - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

     -   other facts material to the transaction.

         In addition, upon being notified by the selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will file a supplement to this prospectus.

         We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholder will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling stockholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                               SELLING STOCKHOLDER

         The following table sets forth the number of shares owned by the selling stockholder, as well as information regarding any material relationship that the selling stockholder has had with us within the past three years other than as a result of the ownership of the shares of our common stock or other securities. The selling stockholder currently owns less than one percent of our outstanding common stock. No estimate can be given as to the amount of shares that will be held by the selling stockholder after completion of this offering because the selling stockholder may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares.


                                                   Shares Beneficially Owned                Number of Shares
              Name of Selling Stockholder           Prior to the offering(1)                  Being Offered
              ---------------------------           ------------------------                  -------------
       Raymond F. Schuler(2)                               128,900(3)                             50,000




(1) Based upon a questionnaire received from the selling stockholder in connection with the preparation of our registration statement for the shares offered.
(2) Mr. Schuler provides legal services to us in connection with certain general corporate and acquisition matters.
(3) Amount includes 78,900 shares that Mr. Raymond F. Schuler holds as a trustee under The Dirk 1997 Education Trust and 50,000 shares issuable upon the exercise of outstanding warrants.

                                  LEGAL MATTERS

         Certain legal matters regarding the validity of the shares of common stock offered hereby will be passed upon by Oppenheimer Wolff & Donnelly LLP.


                                     EXPERTS

         Our financial statements, which are included in our Annual Report on Form 10-K for the year ended November 30, 1999, as amended, and incorporated by reference in this prospectus and the related registration statement, have been audited by McGladrey & Pullen, LLP, independent accountants, for the periods indicated in such firm's reports thereon. The consolidated financial statements and financial statement schedule audited by McGladrey & Pullen, LLP have been incorporated herein by reference in reliance on such firm's reports given upon their authority as experts in accounting and auditing. To the extent that McGladrey & Pullen, LLP examines and reports on financial statements and financial statement schedules that we issue at future dates and consents to the use of their reports thereon, such financial statements and financial statement schedules will also be incorporated by reference in this prospectus and the related registration statement in reliance upon their reports and said authority.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The table below sets forth the estimated expenses (except the SEC registration fee, which is an actual expense) in connection with the offer and sale of the shares of common stock covered by this Registration Statement. None of these expenses will be borne by the selling stockholder.

         Registration fee.............................................$     115.09
         Nasdaq listing fee............................................   2,000.00
         Legal fees and expenses.......................................   5,000.00
         Accounting fees and expenses..................................   2,000.00
         Miscellaneous.................................................   1,000.00
                                                                       -----------
                  Total...............................................$  10,115.09
                                                                      ============

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation limits the liability of its directors to the fullest extent permitted under the Delaware General Corporation Law. Specifically, directors of the Company will not be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such a director, except for liability for: (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) corporate distributions, including dividends, stock distributions and redemptions, which are in contravention of restrictions in Delaware law, the Company's Certificate of Incorporation or Bylaws, or any agreement to which the Company is a party; and (iv) any transaction from which a director derives an improper personal benefit. This provision will generally not limit liability under state or federal securities laws.

         Delaware law and the Company's Certificate of Incorporation provide that the Company shall, under certain circumstances and subject to certain limitations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person's former or present official capacity with the Company against judgments, penalties, fines, settlements and reasonable expenses. Any such person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

         The Company has also entered into indemnification agreements with all of its directors and executive officers. Under these agreements the Company has agreed to indemnify and hold each harmless from and against any claims, liability, damages or expenses incurred by them in or arising out of their status, capacities and activities with respect to the Company to the maximum extent permitted by Delaware law. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and executive officers.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


Exhibit           Description of Exhibit
-------           ----------------------
4.1               Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration
                  Statement on Form S-1 (File No. 333-51523)).

4.2               Bylaws of the Company (incorporated by reference to Exhibit
                  3.2 to the Company's Registration Statement on Form S-1 (File
                  No. 333-51523)).

4.3               Warrant dated December 30, 1998 issued to Broadland Capital
                  Partners, as amended through November 1, 1999 (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1999, as amended (File No. 000-24413)).

4.4               Warrant dated October 30, 1998 issued to Steve Holmes
                  (incorporated by reference to Exhibit 4.2 to the Company's
                  Registration Statement on Form S-1 (File No. 333-51523)).


4.5 Warrant dated June 1, 1998 issued to Raymond F. Schuler, as amended through June 8, 1999 (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form
                  S-1 (File No. 333-51523)).

5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly LLP (filed herewith electronically).

23.1              Consent of Oppenheimer Wolff & Donnelly LLP (included in
                  Exhibit 5.1).

23.2 Consent of McGladrey & Pullen, LLP (filed herewith electronically).

24.1              Power of Attorney (included on page II-4).


ITEM 17.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)     To include any prospectus required
                           by Section 10(a)(3) of the Securities Act of 1933;

                                    (ii)    To reflect in the prospectus any
                           facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii)   To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                    Provided, however, that paragraphs (a)(1)(i)
                           and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
                           Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Ana, California, on August 18, 2000.

                                               TROY GROUP, INC.

                                               By: /s/ Patrick J. Dirk
                                                  ------------------------------
                                                  Patrick J. Dirk
                                                  Its: Chairman of the Board and
                                                       Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick J. Dirk and Del L. Conrad, and each of them, as such person's true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on August 18, 2000 by the following persons in the capacities indicated.


Signature                                                     Title
---------                                                     -----
/s/ Patrick J. Dirk
----------------------------------------                   Chairman of the Board, Chief Executive Officer and
Patrick J. Dirk                                            Director (Principal Executive Officer)

/s/ Del L. Conrad
----------------------------------------                   Chief Financial Officer, Treasurer and Secretary
Del L. Conrad                                              (Principal Financial and Accounting Officer)

/s/ Robert S. Messina
----------------------------------------                   President, Chief Operating Officer and
Robert S. Messina                                          Director

/s/ Brian P. Dirk
----------------------------------------                   Vice President and Director
Brian P. Dirk

/s/ Norman B. Keider
----------------------------------------                   Director
Norman B. Keider

/s/ John B. Zaepfel
----------------------------------------                   Director
John B. Zaepfel

/s/ William P. O'Reilly
----------------------------------------                   Director
William P. O'Reilly

/s/ Gene A. Bier
----------------------------------------                   Director
Gene A. Bier

/s/ Dr. Harold L. Clark
----------------------------------------                   Director
Dr. Harold L. Clark

                                  EXHIBIT INDEX


Item No.            Description                                   Method of Filing
--------            -----------                                   ----------------
4.1                 Certificate of Incorporation of the
                    Company ......................................Incorporated by reference to Exhibit 3.1 to the
                                                                  Company's Registration Statement on Form S-1 (File
                                                                  No.  333-51523).

4.2                 Bylaws of the Company.......................  Incorporated by reference to Exhibit 3.2 to the
                                                                  Company's Registration Statement on Form S-1 (File
                                                                  No.  333-51523).

4.3                 Warrant dated December 30, 1998 issued to
                    Broadland Capital Partners, as amended
                    through November 1, 1999....................  Incorporated by reference to Exhibit 4.1 to the
                                                                  Company's Annual Report on Form 10-K for the
                                                                  fiscal year ended November 30, 1999, as amended (File
                                                                  No. 000-24413).

4.4                 Warrant dated October 30, 1998 issued to
                    Steve Holmes................................  Incorporated by reference to Exhibit 4.2 to the
                                                                  Company's Registration Statement on Form S-1 (File
                                                                  No.  333-51523).

4.5                 Warrant dated June 1, 1998 issued to
                    Raymond F. Schuler, as amended through
                    June 8, 1999................................  Incorporated by reference to Exhibit 4.3 to the
                                                                  Company's Registration Statement on Form S-1 (File
                                                                  No.  333-51523).

5.1                 Opinion and Consent of Oppenheimer Wolff &
                    Donnelly LLP...............................   Filed herewith electronically.

23.1                Consent of Oppenheimer Wolff &
                    Donnelly LLP ..............................   Included in Exhibit 5.1.

23.2                McGladrey & Pullen, LLP....................   Filed herewith electronically.

24.1                Power of Attorney..........................   Included on page II-4.